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                                    EX-10.35

                                  SECURED NOTE

                           PURO CORPORATION OF AMERICA
$250,000.00                                                    Maspeth, New York
                                                                January 28, 1994


            FOR VALUE RECEIVED, the undersigned PURO CORPORATION OF AMERICA (herein called the "Borrower"), a corporation incorporated and existing under the laws of the State of New York, hereby promises to pay to the order of The Trust Under Article 16 of the Will of W. Palmer Dixon, for the Benefit of Palmer Dixon and The Trust Under Article 16 of the Will of W. Palmer Dixon, for the Benefit of Peter T. Dixon, (herein collectively called the "Holder") the principal amount of TWO HUNDRED FIFTY THOUSAND DOLLARS ($250,000.00) as hereinafter provided, together with simple interest thereon (computed on the basis of a 365-day year) on the unpaid principal amount hereof at the annual rate of Three Quarters Percent (3/4%) above the prime interest rate then in effect for Chase Manhattan Bank, as published by the Wall Street Journal, from the date hereof to the Maturity Date (as hereinafter defined), whether by acceleration or otherwise, which interest shall be payable as hereinafter provided. In the event of a failure by the Borrower to pay interest or principal when due, the Borrower shall, unless prohibited by applicable law, pay interest (computed as aforesaid) on any such overdue principal or overdue interest at
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the rate of Twelve Percent (12%) per annum (or, in each case at the highest rate permitted by applicable law, whichever is less)

            1. Payment.

                  (a) The principal of this Note shall be paid in sixteen (16) equal quarterly installments of Eighteen Thousand Seven Hundred Fifty Dollars ($18,750.00) commencing on April __, 1997 and continuing thereafter on the ___ day of July, October, January and April until January __, 2001 (the "Maturity Date") when the entire outstanding principal balance hereunder shall be due and payable in full.

                  (b) Interest on the outstanding principal of this Note shall be payable quarterly, in arrears, commencing on April __, 1994 and continuing thereafter on the __ day of July, October, January and April until the Maturity Date, when all accrued and unpaid interest shall be due and payable in full.

            2. Method of Payment. All payments of principal and interest are to be made in immediately available funds (checks are acceptable) at Holder's offices, 79 East 79th Street, New York, New York 10021-0202, or at such other place or into such account or accounts as the Holder shall designate.

            3. Lien and Security Interest. The Borrower hereby gives and grants to the Holder a first lien and security interest, for the amount of this indebtedness, in and upon all the property and assets, both tangible and intangible, including but not limited to all inventory and accounts receivable and all extensions, additions, profits and products thereof and thereto,


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wheresoever in the world located, whether or not in the possession of the
Borrower, owned by the Borrower, excluding, however, the Borrower's real property located at 56-45 58th Street, Maspeth, New York (the "Collateral", more particularly described in the Rider attached hereto and made a part hereof), subject only to the discrete equipment financing liens set forth on Schedule A, attached hereto, statutory liens arising and satisfied in the ordinary course and liens or encumbrances affecting the Collateral arising out of or in connection with that certain mortgage dated May 24, 1988, granted to Maspeth Federal Savings & Loan Association, covering the Borrower's real property located at 56-45 58th Street, Maspeth, New York. The Borrower agrees to execute and file any and all documentation, including New York Uniform Commercial Code Financing Statements, necessary to implement, evidence or perfect such lien and security interest. Upon repayment of all principal, and full payment of all interest and other charges due hereunder, Holder shall execute and record any and all termination statements necessary to release said lien.

            4. Events of Default. If any of the following events shall occur, hereinafter individually referred to as an Event of Default, then the entire unpaid principal and accrued interest thereon shall immediately become due and payable:

                  (a) Failure in the making of any payment due under this Note when it becomes due and payable (after written


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notice is given in accordance with paragraph 11) and continuance of such failure for a period of ten (10) days; or

                  (b) The institution by the Borrower or any other party of proceedings to have the Borrower adjudicated a bankrupt or insolvent (which proceedings, brought by another party other than the Borrower have not been dismissed within 120 days of commencement), or the consent by the Borrower to the institution of bankruptcy or insolvency proceedings against the Borrower or the filing by the Borrower of a petition or answer or consent seeking reorganization or release under the United States Federal Bankruptcy Act or any other United States, Federal or State Bankruptcy laws, or the consent by the Borrower to the filing of any such petition or the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other court-appointed official) of the Borrower (which petition or appointment brought by any other party other than Borrower has not been dismissed within 120 days of commencement) or of any substantial part of its property, or the making by the Borrower of a general assignment for the benefit of creditors, or the admission by the Borrower in writing of its inability to pay its debts generally as they become due or the taking of corporate action by the Borrower in furtherance of any such action; or

                  (c) The entry of a decree or order by a court having jurisdiction in the premises adjudging the Borrower a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of


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or in respect of the Borrower under the United States Federal Bankruptcy Act or any other United States estate law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Borrower or of any substantial part of its property or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for a period of thirty (30) consecutive days unless stayed; or

                  (d) Any material attachment of the Collateral or any other property or assets of the Borrower which is not discharged or bonded within thirty (30) days; or

                  (e) Any default, uncured breach, nonperformance or non-observance (after application of all applicable cure periods) of any material covenant, condition, representation, promise or agreement between the Borrower and Holder, including but not limited to, any default under any other promissory note or other obligation between the Borrower and Holder, or any material adverse default by the Borrower, under or with respect to any indebtedness or debt obligation of the Borrower with any other creditor.

            5. Acceleration on Default. The Borrower agrees that after the occurrence of an Event of Default, and the giving of any applicable notice and cure period, this Note, and, at the option of the Holder, all obligations, if any, of the Borrower to the Holder, shall become at once due and payable without notice, presentment, or demand of payment.


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            6. Remedies and Collateral. Upon the occurrence of any Event of
Default: (i) the Holder shall be entitled to exercise forthwith all of the rights and remedies provided for in this Note and all rights and remedies of a secured party under the New York Uniform Commercial Code or other applicable law; and (ii) the Holder may, upon ten (10) days prior written notice to Borrower in accordance with paragraph 11, sell all or any part of the Collateral, said sale to be either public or private at the Holder's sole discretion at such prices as it may deem best, for cash or credit, with the right of the Holder or Borrower at any such sale to purchase all or any part thereof, free from any right of redemption, applying the net proceeds of such sale to the payment of this Note or of any other obligations to the Holder of the Borrower, which shall remain liable to the Holder for any deficiency hereunder and/or thereunder.

            7. Cross Collateralization. All Collateral which the Holder may at any time acquire from the Borrower from any source in connection with obligations arising under this Note shall constitute Collateral for each and every obligation of Borrower to the Holder and/or any affiliate or subsidiary of the Holder, without apportionment or designation as to particular obligations. All obligations of the Borrower to the Holder and/or any affiliate or subsidiary of the Holder, however and whenever incurred, shall be secured by all Collateral above-referenced however and whenever acquired, and the Holder shall have the right, in its sole discretion, to determine the order in


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which the Holder's rights in or remedies against any such Collateral are to be exercised and which type of Collateral or which portions of such Collateral the Holder shall proceed against and the order of application of proceeds of such Collateral as against any particular obligations.

            8. Non-waiver. No delay or failure on the part of the Holder to exercise any power or right hereunder shall operate as a waiver and such rights and powers shall be deemed continuous, nor shall a partial exercise preclude full exercise, and no right or remedy of the Holder shall be deemed abridged or modified by any course of conduct and no waiver thereof shall be predicated thereon, nor shall failure to exercise any such power or right subject the Holder to any liability.

            9. Jurisdiction. The Borrower hereby consents to submit itself to the jurisdiction of the United States District Court for the Southern District of New York, as well as the Courts of the State of New York in connection with any disputes which may arise hereunder. The Borrower hereby consents to service of process in the State of New York by naming the Secretary of State of the State of New York as its agent for such service. Such submission to jurisdiction and consent to service of process is nonexclusive of any other jurisdiction or manner of service in which or by which personal jurisdiction over the Borrower may be obtained.

            10. Costs of Collection. Should the indebtedness represented by this Note or any part thereof be placed in the


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hands of attorneys for collection after an Event of Default, as defined herein, the Borrower agrees to pay the principal, premium if any, and interest due and payable hereon, and all reasonable costs of collecting this Note, including but not limited to reasonable attorneys' fees and expenses.

            11. Notices. All notices, elections, demands or other communications required or permitted to be made or given pursuant to this Note shall be in writing if sent by pre-paid first-class mail, overnight courier or delivery service and in addition, if transmitted by any telecommunication device (e.g. telex or telecopier) and addressed or sent to the respective parties' addresses specified below and shall be considered given or made when received by recipient. Either party may change its address by giving prior written notice to the other party of its new address.

To the Borrower:      Puro Corporation of America
                      56-45 58th Street
                      P. 0. Box 10
                      Maspeth, NY 11378

                      Attention: Mr. Jack C. West,
                                     President


With a copy to:       Epstein, Becker & Green
                      250 Park Avenue, 14th Floor
                      New York, NY 10177

                      Attention: Bernice K. Leber, Esquire

To the Holder:        c/o Peter T. Dixon
                      79 East 79th Street
                      New York, NY 10021-0202

With a copy to:       Bruce L. Lev, Esquire
                      Lev, Spalter & Berlin, P.C.
                      105 Rowayton Avenue
                      Rowayton, CT 06853


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            12. Prepayment. The Borrower shall have the privilege of paying the whole or any part of this indebtedness at any time while this Note remains unpaid without penalty or premium.

            13. Applicable Law. This Note shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law.

            14. THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY COURT IN ANY SUIT, ACTION OR PROCEEDING ON ANY MATTER ARISING IN CONNECTION WITH OR IN ANY WAY RELATED TO THIS NOTE AND/OR THE DEFENSE OR ENFORCEMENT OF ANY OF THE HOLDER'S RIGHTS AND REMEDIES IN CONNECTION THEREWITH. BORROWER ACKNOWLEDGES THAT IT MAKES THIS WAIVER KNOWINGLY, VOLUNTARILY AND ONLY AFTER EXTENSIVE CONSIDERATION OF THE RAMIFICATIONS OF THIS WAIVER WITH ITS ATTORNEYS.

                                          PURO CORPORATION OF AMERICA



                                          By  /s/ Jack C. West
                                              ------------------------------
                                              Jack C. West,
                                              Its President
                                              Hereunto duly Authorized


Dated:  January 28, 1994

Attest:


________________________________

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                                    RIDER TO
                                  SECURED NOTE

(a) All present and future accounts, contract rights, chattel paper, and general intangibles (including but not limited to all BORROWER'S now existing or hereafter arising tax and duty claims and refunds, all now owned or hereafter acquired patents, trademarks, copyrights, licenses or license agreements relative to the rendering of services or the manufacture of goods, choses in action, rights to sue any third party and proceeds of any lawsuit or proceeding brought by BORROWER against any third party) documents, instruments, customer lists, monies, deposits, securities, credits and letters of credit whether now owned or hereafter acquired by the BORROWER; BORROWER's interest in the goods represented thereby and all returned, reclaimed or repossessed goods with respect thereto; all rights and remedies of BORROWER under or in connection with such collateral;

(b) All inventory, wherever located, whether now owned or hereafter acquired by BORROWER, including without limitation, raw materials, materials used or consumed in the BORROWER's business, wrapping, packing and shipping materials, work in process and finished goods of whatever kind, nature and description wherever located and whether in the possession or control of a third party and all right, title and interest of BORROWER therein and thereto, all BORROWER's rights as a seller of goods, and all inventory which may be returned to BORROWER by its customers stopped in transit by BORROWER or repossessed by BORROWER;

(c) All equipment, machinery, vehicles and fixtures, including, without limitation, all designs, models, molds, tools, dies and jigs, molds, whether now owned or hereafter acquired by BORROWER and all accessions, improvements and attachments thereto and replacements and substitutions thereof, wherever located; all BORROWER's rights to acquire any of the foregoing, whether by exercise of purchase options or otherwise;

(d) All BORROWER's books and records and equipment relating to any of the above;

(e)   Insurance relating to all of the above; and

(f) Any and all products and proceeds of the foregoing in any form including, without limitation, any claims by BORROWER against third parties for loss or damage or destruction of any or all of the foregoing.

      All terms used above which are defined in the Uniform Commercial Code, shall have the meanings set forth therein.
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                                   SCHEDULE A

                           Equipment Financing Liens